UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2024

BTCS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40792	90-1096644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9466 Georgia Avenue #124, Silver Spring, MD 20910

(Address of Principal Executive Offices, and Zip Code)

(202) 987-8368

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BTCS	The Nasdaq Stock Market
(The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 6, 2024, the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of BTCS Inc., a Nevada corporation (the “Company”) was held. The following proposals were submitted to a vote by the Company’s stockholders at the Annual Meeting:

(i)	Elect five members to the Company’s Board of Directors for a one-year term expiring at the next annual meeting of stockholders;
(ii)	Ratify the appointment of RBSM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;
(iii)	Approve an amendment to the Certificate of Designation of the Series V Preferred Stock to provide the Board of Directors the discretion to convert each share of the Series V Preferred Stock into one share of Common Stock; and
(iv)	Approve an adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting.

All of these proposals were described in more detail in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on April 29, 2024. Set forth below are the voting results on the proposals submitted to the stockholders for approval at the Annual Meeting.

Proposal 1. The Company’s stockholders voted to elect the following five directors to hold office for a one-year term expiring at the next annual meeting of stockholders. Each of the five nominees were elected.

Directors	Votes For	Votes Against	Abstentions	Broker Non-votes
Charles Allen	7,930,904	0	434,847	2,559,411
Michal Handerhan	7,909,567	0	454,691	2,560,904
Charles Lee	7,969,014	0	394,137	2,562,011
Melanie Pump	8,087,542	0	277,099	2,560,521
Ashley DeSimone	7,998,197	0	367,533	2,559,412

Proposal 2. The Company’s stockholders voted to ratify the appointment of RBSM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Proposal 2 passed.

Votes For	Votes Against	Abstentions	Broker Non-votes
10,459,796	182,330	283,033	3

Proposal 3. The Company’s stockholders voted to approve an amendment to the Certificate of Designation of the Series V Preferred Stock to provide the Board of Directors the discretion to convert each share of the Series V Preferred Stock into one share of Common Stock. Proposal 3 passed.

Common Stock
Votes For	Votes Against	Abstentions	Broker Non-votes
7,963,390	285,667	116,692	2,559,413

Series V Preferred Stock
Votes For	Votes Against	Abstentions	Broker Non-votes
7,446,795	333,300	69,193	2,369,504

As there were sufficient votes to approve proposals 1, 2, and 3, proposal 4 was moot.

There were 15,705,415 shares of Common Stock outstanding as of the record date and 14,567,829 shares of Series V Preferred Stock were outstanding as of the record date, which were only entitled to vote on Proposal 3 and Proposal 4 as it pertained to Proposal 3. A total of 10,925,162 shares of Common Stock were voted or represented by proxy, which represented approximately 69.563% of the voting power entitled to vote at the Annual Meeting. A total of 10,218,792 shares of Series V Preferred Stock were voted or represented by proxy, which represented approximately 70.146% of the voting power entitled to vote at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTCS INC.

Date: September 6, 2024	By:	/s/ Charles W. Allen
	Name:	Charles W. Allen
	Title:	Chief Executive Officer